EXHIBIT 10.6

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PATENT LICENSE AGREEMENT

BETWEEN

GENOCEA BIOSCIENCES, INC.

AND

UNIVERSITY OF WASHINGTON

FOR

“THE USE OF HERPES SIMPLEX VIRUS TYPE 2 ANTIGENS AS IMMUNOPROPHYLAXIS OR IMMUNOTHERAPY TO PREVENT OR TREAT HSV INFECTIONS IN HUMANS”

UWTT REF# 2158-2670DL, 2473-3146DL and 2709-3649DL

UWTT AGREEMENT# 22557A

Dated January 27, 2010 and as amended on July 19, 2012 (Amendment No. 1)

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TABLE OF CONTENTS

1	Definitions	2

2	Term	5

3	Grant of License	5

4	Applications and Patents	8

5	Commercialization	9

6	Payments, Reimbursements, Reports, and Records	10

7	Infringement	12

8	Patent Validity	13

9	Termination	14

10	Release, Indemnification, and Insurance	17

11	Representations and Warranties	18

12	Damages	19

13	Amendment and Waiver	20

14	Assignment	20

15	Confidentiality	20

16	Construction	21

17	Enforceability	22

18	Third-Party Beneficiaries	22

19	Language	22

20	Notices	22

21	Patent Marking	22

22	Publicity	23

23	Relationship of Parties	23

24	Security Interest	23

25	Survival	23

26	Collection Costs and Attorneys’ Fees	24

27	Applicable Law	24

28	Forum Selection	24

29	Dispute Resolution	24

30	Entire Agreement	26

i

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Exhibit A	27

Exhibit B	32

Exhibit C	33

ii

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PATENT LICENSE AGREEMENT

This patent license agreement (the “Agreement”) is dated and effective as of January 27, 2010 (the “Effective Date”) and is made by and between the University of Washington, a public institution of higher education and an agency of the state of Washington, acting through UW TechTransfer, Technology Licensing (“University”), and Genocea Biosciences, Inc., a Delaware corporation with its principal place of business at 161 First Street, Suite 2C, Cambridge, MA 02142 (“Company”), (individually each a “Party” or collectively, the “Parties”).

Background

Whereas, University has the rights to certain technology made in the course of University research relating to the use of Herpes Simplex Virus Type 2 (“HSV2”) antigens as immunoprophylaxis or immunotherapy to prevent or treat HSV infections in humans;

Whereas, the Fred Hutchinson Cancer Research Center (“FHCRC”) is a joint owner of certain Licensed Patents, but has granted University the sole right to commercialize their rights in such Licensed Patents under an inter-institutional agreement with University dated April 28, 2009 (“Inter-Institutional Agreement”);

Whereas, University has entered into an option agreement dated as of May 11, 2009 with a Third Party whereby such Third Party has an option to obtain a license granting: (i) co-exclusive rights to Subset A and (ii) tri-exclusive rights to Subset B of Licensed Patents (such Third Party, “Third Party A” and such option agreement, “Option Agreement A”);

Whereas, University has entered into in an option agreement dated as of May 28, 2008 with a Third Party whereby such Third Party has an option to obtain non-exclusive rights to Subset B of Licensed Patents (such Third Party, “Third Party B”, and such option agreement, “Option Agreement B”);

Whereas, Corixa Corporation, prior to its acquisition by GlaxoSmithKline Biologicals North America, was originally a joint owner of certain Licensed Patents as set forth in Exhibit A but has now transferred and assigned its share of the title, rights and interests in the Licensed Patents to University on the condition that University undertakes for the entire life of the patents assigned not to use or assert or allow any licensee to use or assert said patents against Corixa Corporation or any company member of the Glaxo Group of companies;

Whereas, Company and University entered into a confidentiality agreement with an effective date of August 10, 2007 (“CDA”) and an option agreement with an effective date of June 30, 2008 (“Option Agreement”);

Whereas, Company now desires a license to the Licensed Patents granting (i) co-exclusive rights to Subset A of Licensed Patents and (ii) tri-exclusive rights to Subset B of Licensed Patents in the Field of Use; and

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Whereas, University is willing to grant to Company such a license on the terms set forth below.

NOW, THEREFORE, the Parties agree that:

1                                         Definitions.

For purposes of interpreting this Agreement, the following terms have the following meanings ascribed to them:

1.1                               “Affiliate” means an entity that is controlled by Company.  For the purposes of this Section 1.1, “controlled by” means either: a) the right to exercise 50% or more of the voting rights of such entity, or b) the power to direct or cause the direction of the management or policies of such entity.

1.2                               “Background Patents” means those patents listed in Section A1.3 of attached Exhibit A that are owned or controlled by University that are necessary to practice the inventions claimed in the Licensed Patents pursuant to Sections 1.8(a) - (c) and for each such patent, extensions and term restorations (including supplemental protection certificates), registrations, confirmations, renewals, re-examinations, reissues, and inventors certificates thereof, and foreign counterparts of such patent.

1.3                               “Co-Exclusive” means, with respect to a license, that such license may only be granted to Company and one Third Party.

1.4                               “Confidential Information” means, subject to the terms of this Agreement, any proprietary information or materials (biological, chemical, or otherwise) of the Parties not generally known to the public, including any information comprised by those materials, and including without limitation the inventions covered by the Licensed Patents and the business plans or reports of the Company and/or its Affiliates.  Confidential information does not include any information that:

1.4.1                     is or becomes part of the public domain through no fault of receiving Party;

1.4.2                     is known to receiving Party prior to the disclosure by the disclosing Party, as evidenced by documentation;

1.4.3                     is publicly released as authorized under this Agreement by University, its employees or agents;

1.4.4                     is subsequently obtained by a Party from a Third Party who is authorized to have such information; or

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1.4.5                     is independently developed by a Party without reliance on any portion of the Confidential Information received from the disclosing Party and without any breach of this Agreement as evidenced by documentation.

1.5                               “Event of Force Majeure” means an unforeseeable act that prevents a Party from performing one or more of its duties under this Agreement and that is beyond of the reasonable control of the Party.  An Event of Force Majeure includes acts of war or of nature, insurrection and riot, and labor strikes.  An Event of Force Majeure does not mean a Party’s inability to obtain a Third Party’s consent to any act or omission.

1.6                               “Fair Market Value” means the average closing price that the stock in question is publicly trading at for 20 days prior to the announcement of its purchase by the Sublicensee(s), or, if the stock is not publicly traded, the value of such stock as determined in good faith by the board of directors of Company.

1.7                               “Field of Use” means therapy that is administered to prevent or treat HSV2 infection.

1.8                               “Licensed Patents” means: (a) the patent(s) and patent application(s) described in Section Al of attached Exhibit A and any corresponding patent(s) issued during the term of this Agreement by the United States Patent and Trademark Office or any like foreign body with respect to such patent application(s); (b) for each patent application described in Subsection (a), any continuations, continuation-in-part (to the extent such claims are supported by a patent or patent application) set forth in Section Al of Exhibit A to benefit from the priority date of such patent or patent application), continued prosecutions, divisionals, substitutions thereof, and foreign counterparts of each of the foregoing; (c) for each patent described in Subsection (a), extensions and term restorations (including supplemental protection certificates), registrations, confirmations, renewals, re-examinations, reissues, and inventors certificates thereof, and foreign counterparts of each of the foregoing; and (d) Background Patents.

1.9                               “Licensed Product” means any product that is covered by one or more Valid Claims in a Licensed Patent.

1.10                        “Net Sales” means the gross amount invoiced or otherwise received by Company, Affiliates and its Sublicensees for sales, leases, and other dispositions of Licensed Products less (i) all trade, quantity, and cash discounts actually allowed, (ii) all credits and allowances actually granted due to rejections, returns, billing errors, and retroactive price reductions, (iii) duties, and (iv) excise, sale and use taxes, and equivalent taxes to the extent not reimbursable; provided that in no event shall the transfer of Licensed Products by Company or Affiliate to an Affiliate or Sublicensee be included in the calculation of Net Sales unless such transfer is in exchange for cash consideration and Company receives no further compensation for the sale of such Licensed Products by such Affiliate or Sublicensee.  Subject to this Section 1.10, on sales of Licensed Products made in other than an arms-length transaction, the value of the Net Sales attributed to such transaction shall be based upon the fair market value (as reasonably determined by

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Company) of the consideration which would have been received in an arms-length transaction, based on sales of like quantity and quality products on or about the time of this transaction.

1.11                        “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the period of time commencing on the Effective Date and extending until the earlier of (a) the termination of this Agreement, pursuant to and to the extent set forth in Article 9 hereof, and (b) the date on which the manufacture, import, use or sale of such Licensed Product is no longer covered by a Valid Claim of a Licensed Patent in such country.

1.12                        “Sublicense” means the grant by Company to a Third Party of any license, option, first right to negotiate, or other right granted under the Licensed Patents, in whole or in part.  For the avoidance of doubt, any arm’s length Third Party distributor (“Distributor”) to which Company or any Sublicensees sells a Licensed Product for resale of Licensed Product by the Distributor, and where Distributor has no other rights other than to resell Licensed Product, and for which resale Company and Sublicensees receive no further consideration (including but not limited to royalties and/or commissions) beyond the price for the initial sale to the Distributor, shall not be a considered a Sublicense.

1.13                        “Sublicensee” means a Third Party holding a Sublicense under the Licensed Patents.

1.14                        “Sublicensing Consideration” means all consideration, including but not limited to upfront fees, milestone payments, maintenance fees, non-cash consideration, and premiums over Fair Market Value of stock, but excluding the sharing of profits and royalties based on sales or orders of Licensed Products, payable by each Sublicensee for the grant of a Sublicense.  For avoidance of doubt, consideration paid to Company by Sublicensees for the performance of bona fide product development work, research work, marketing or promotional work, clinical studies and regulatory approvals performed by Company, pursuant to and as supported by an express agreement including a performance plan and commensurate budget is not deemed to be Sublicensing Consideration.  For the avoidance of doubt, consideration paid to Company by Sublicensee under an agreement which both includes a Sublicense and sets forth the terms under which the activities described in the preceding sentence will be provided by the Company shall not be deemed Sublicensing Consideration only to the extent such consideration is explicitly paid by Sublicensee for the performance of such activities and not for the grant of the Sublicense.

1.15                        “Subset A of Licensed Patents” means the patents and patent applications listed in Section Al.1 of Exhibit A.

1.16                        “Subset B of Licensed Patents” means the patents and patent applications listed in Section A1.2 of Exhibit A.

1.17                        “Territory” means worldwide.

1.18                        “Third Party” means an individual or entity other than University, Company and Affiliates.

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1.19                        “Tri-Exclusive” means, with respect to a license, that such license may only be granted to Company and two Third Parties.

1.20                        “Valid Claim” means (a) a claim in an issued and unexpired patent included in the Licensed Patents that: (i) has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and not subject to appeal, (ii) has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise and (iii) has not been lost through an interference, reexamination or reissue proceeding or (b) a pending claim of a pending patent application included in the Licensed Patents which has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.

2                                         Term.

The term of this Agreement will commence on the Effective Date and, unless terminated earlier as provided in Article 9, will expire on the date on which no Valid Claim in a Licensed Patent is pending or subsisting in any country in the Territory.

3                                         Grant of License.

3.1                               Company’s Rights.

3.1.1                     Subject to the terms and conditions of this Agreement, University hereby grants to Company, and Company hereby accepts, a Co-Exclusive license under the Subset A of the Licensed Patents and a Tri-Exclusive license under Subset B of the Licensed Patents to manufacture, have manufactured on Company’s behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products in the Field of Use in the Territory.  Company may extend the license granted in the preceding sentence to any Affiliate provided that the Affiliate consents in writing to be bound by this Agreement to the same extent as Company.  Company agrees to deliver such contract to University within 30 days following execution thereof.  No provision of this Agreement grants Company or its Affiliates, by implication, estoppel or otherwise, any rights other than the rights expressly granted in this Agreement to a Licensed Patent, or to any other University-owned technology, patent applications, or patents.

3.1.2                     Notwithstanding Subsection 3.1.3, in the event that Third Party B does not exercise the option set forth in Option Agreement B to obtain non-exclusive rights to Subset B of Licensed Patents, the license under Subset B of Licensed Patents granted to Company in Subsection 3.1.1 will become a Co-Exclusive license unless Company, within [* * *] of being notified in writing of such license conversion by University, elects to maintain its Tri-Exclusive license to such rights.  If Company does not elect to maintain a Tri-Exclusive license to Subset B of Licensed Patents, notwithstanding anything to the contrary in Section A4 of Exhibit A, Company and University will amend this Agreement and Company will become responsible for [* * *].

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3.1.3                     If any rights under the Licensed Patents become available (the “Available Rights”) including without limitation as a result of Third Party A or Third Party B not obtaining a license under Option Agreement A or Option Agreement B, respectively, UW TechTransfer will endeavor to notify Company and Company may also inquire as to whether any Available Rights exist.  Upon Company’s inquiry as to whether any Available Rights exist, UW TechTransfer shall respond with information regarding Available Rights within 20 days following such inquiry.  Following the Company’s receipt of notice of Available Rights, Company can request that University enter into negotiations with Company regarding the grant of the Available Rights and University shall use good faith commercially reasonable efforts to negotiate with Company for a license to the Available Rights.

3.1.4                     Company shall have the right, exercisable from time to time during the term of this Agreement, to Sublicense its rights under this Agreement but only on an exclusive basis.  For the avoidance of doubt, Company shall not have the right to Sublicense the same scope of rights more than once at a time, but shall have the right to simultaneously enter into multiple Sublicenses provided the scope of rights granted in each such Sublicense differ, either with regards to the types of rights granted, the field of use or the territory.  Company, without University’s prior written consent, may not grant Sublicensees the right to grant sublicenses or the right to enforce Licensed Patents; provided, however that Company may grant Sublicensees the right to grant resale rights to Distributors.  Company shall remain responsible for its obligations under this Agreement, and shall ensure that the Sublicense agreement: (i) contains terms and conditions requesting Sublicensee to comply with the applicable terms and conditions under this Agreement (including a release substantially similar to that provided by Company in Section 10.1, a warranty substantially similar to that provided by Company in Section 11.1; University disclaimers and exclusions of warranties under Subsections 11.3.1 and 11.3.2; and limitations of remedies and damages substantially similar to those provided by Company in Article 12); and (ii) specifically incorporates provisions of this Agreement regarding obligations pertaining to indemnification, use of names and insurance.  Company shall deliver to University a true, correct, and complete copy of any Sublicense agreement or other agreement under which Company purports or intends to grant Sublicense rights at least 30 days after the execution of the agreement.  Company shall not enter into such agreement if the terms of the agreement are materially inconsistent in any respect with the terms of this Agreement.  Any Sublicense made in violation of this Subsection will be void.

3.2                               The United States Government’s Rights.  The inventions covered in the Licensed Patents arose, in whole or in part, from federally supported research and the federal government of the United States of America has certain rights in and to the Licensed Patents as those rights are described in Chapter 18, Title 35 of the United States Code and accompanying regulations, including Part 401, Chapter 37 of the Code of Federal Regulation.  The Parties’ rights and obligations under this Agreement to any government-funded inventions, including the grant of

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license set forth in Subsection 3.1.1, are subject to the applicable terms of the aforementioned United States laws.

3.3                               University’s Reservation of Rights.  University reserves all rights not expressly granted to Company under this Agreement.  In addition, University retains for itself and FHCRC an irrevocable, nonexclusive license to make, have made, and use products, processes, and other subject matter covered by the Licensed Patents in the Field of Use for academic research, instructional, or any other academic purpose.  Expressly included within this reservation of rights is the right (i) to use the Licensed Patents in sponsored research or collaborative research with any Third Party but only to the extent no such Third Party is granted any rights to the Licensed Patents or to commercialize Licensed Products, (ii) to grant material transfer agreements to materials whose composition of matter is covered by the Licensed Patents where the use of such materials is restricted to academic research, instructional, or any other academic purpose, and (iii) to publish any information included in the Licensed Patents or any other information that may result from University or FHCRC’s research.  If a patent application for any intellectual property arising from any rights retained under this Section 3.3 is filed by University, and UW TechTransfer is aware that such intellectual property has arisen as a result of retained rights (with no obligation for diligence except at Company’s reasonable request), University shall, as soon as administratively practicable (including without limitation, within 10 days of Company’s inquiry during the Term), notify Company and shall make commercially reasonable efforts to grant Company a license under such rights as available on commercially reasonable terms to manufacture, have manufactured on Company’s behalf, use, offer to sell or sell, offer to lease or lease, import or otherwise offer to dispose or dispose of Licensed Products in the Field of Use in the Territory.  For the avoidance of doubt, no right reserved pursuant to this Section 3.3 shall give University any right (i) to commercialize any Licensed Product or (ii) to grant any Third Party the right to commercialize any Licensed Product.

3.4                               Reservation of Rights for Humanitarian Purposes.  To the extent required under 35 U.S.C. §200 et seq., in exceptional circumstances, University retains the right to require Company to grant sublicenses to responsible applicants in the Field of Use under the Licensed Patents on terms that are reasonable under the circumstances; or, if Company fails to grant a license, to grant the license itself, if University determines (i) such action is necessary to meet health or safety needs that are not reasonably satisfied by Company; or (ii) the action is necessary to meet requirements for public use specified by federal regulations, and such requirements are not reasonably satisfied by Company.  Notwithstanding anything in this Section 3.4, University shall not require the granting of a sublicense, and shall not grant the license itself, unless such grant is required by U.S. federal law and the responsible applicant has first used commercially reasonable good faith efforts to negotiate the terms of such sublicense in good faith with Company.  No sublicense granted under this Section 3.4 shall be deemed a Sublicense under Section 3.1.4 and therefore, such grant shall not affect Company’s ability to grant a Sublicense of the same rights to a Third Party in the same Field of Use in the same Territory.

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4                                         Applications and Patents.

4.1                               Pre-Agreement Patent Filings and Licensed Product Sales.  Company represents that, to its knowledge, as of the Effective Date, it has not and does not manufacture, have manufactured, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of (a) any product or good that infringes (including under the doctrine of equivalents) a claim in any Licensed Patent, or (b) any product or good that is made using a process or machine that infringes (including under the doctrine of equivalents) a claim in a Licensed Patent.

4.2                               Patent Application Filings during the Term of this Agreement.

4.2.1                     University retains the sole and exclusive right to file or otherwise prosecute Licensed Patents and University shall not grant any right to file or otherwise prosecute Licensed Patents to any other Third Party or licensee of the Licensed Patents including, without limitation, Third Party A and Third Party B.  As set out in Section A4 of Exhibit A, Company shall pay, or reimburse University for paying, a pro rata share of all reasonable and necessary costs (including attorneys’ and application fees) incurred prior to, on, or after the Effective Date to apply for, prosecute, enforce, and maintain Licensed Patents including the costs of interferences, oppositions, re-examinations, and patent litigation.

4.2.2                     University, in consultation with Company, shall determine in which countries University will file, or cause to be filed, Licensed Patents.  Subject to Company’s compliance with Section A.4, (i) University shall request patent counsel to inform Company of the status of the prosecution of the Licensed Patents, including delivering to Company written communications from the patent office, (ii) University shall consult with the Company on the prosecution of the Licensed Patents, and (iii) Company’s suggestions and requests regarding patent prosecution, including the countries in which Licensed Patents are filed, will be reasonably considered and included unless University reasonably deems such action(s) to be materially adverse to University’s rights to the Licensed Patents.  In no event shall Company file a patent application for a Licensed Patent where all of the inventors are under University policy obligated to assign their rights in such patent application to University.  In the event that University inventors and Company inventors invent an invention jointly (as determined by U.S. patent laws), University and Company shall discuss in good faith whether and how to proceed with respect to any corresponding patent applications.

4.2.3                     No provision of this Agreement limits, conditions, or otherwise affects University’s right to prosecute Licensed Patents in any country.

4.3                               Maintenance of Licensed Patents.  Subject to Company’s compliance with Section A4 of attached Exhibit A, University shall take all commercially reasonable actions to cause each Licensed Patent to remain or be valid and subsisting.

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4.4                               Ownership of the Licensed Patents.  No provision of this Agreement grants Company any rights, titles, or interests (except for the grant of license in Subsection 3.1.1 of this Agreement) in the Licensed Patents, notwithstanding Company’s payment of all or any portion of the patent prosecution, maintenance, and related costs.

4.5                               Relative Rights.  University shall offer and grant other licensees of the Licensed Patents substantially similar rights and obligations to those granted to Company with respect to such licensee’s involvement in patent prosecution and reimbursement of patent prosecution costs as set forth in this Section 4.  In the event that University grants to another licensee more favorable rights with respect to such licensee’s involvement in patent prosecution and/or reimbursement of patent prosecution costs as set forth in this Section 4, then Company shall be entitled to the same rights as such other licensee.

5                                         Commercialization.

5.1                               Commercialization and Performance Milestones.  Company shall use its commercially reasonable efforts, consistent with reasonable business practices and judgment, to commercialize the inventions covered by the Licensed Patents and to make and sell Licensed Products within a reasonable period of time.  Unless excused by the occurrence of an Event of Force Majeure during the term of this Agreement, Company shall perform, or shall cause to happen or be performed, the performance milestones described in Section A2 of attached Exhibit A.

5.2                               Covenants Regarding the Manufacture of Licensed Products.  Company hereby covenants and agrees that the manufacture, use, sale, or transfer of Licensed Products will comply with all applicable federal and state laws, including all federal export laws and regulations.  Company hereby further covenants and agrees that, to the extent required by 35 United States Code Section 204, it shall, and it shall cause each Sublicensee, to substantially manufacture in the United States of America all products embodying or produced through the use of an invention that is subject to the rights of the federal government of the United States of America.

5.3                               Commercialization Reports.  Throughout the term of this Agreement and no later than 45 days after each yearly anniversary of the Effective Date, Company shall deliver to University written reports containing a summary of Company’s and Sublicensees’ efforts and plans to commercialize the inventions covered by the Licensed Patents and to make, have made on its behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products.  Company shall not be obligated to prepare such commercialization reports in years Company delivers to University a written sales report under Section 6.4 provided that such obligation will resume if sales of Licensed Products ceases.  In relation to each of the performance milestones described in Section A2 of attached Exhibit A, each commercialization report will include reasonably sufficient information to demonstrate Company’s compliance with those performance milestones and will set out general timeframes and plans for those milestones which have not yet been met.

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5.4                               Use of Names and Trademarks or the Names of Faculty, Staff, or Students.   Unless otherwise specified herein, Company or Sublicensee shall not have any right or license to use the name or trademarks of University or FHCRC or the names or identities of any member of the faculty, staff, or student body of University or FHCRC.  Company shall not use, and shall not permit a Sublicensee to use, any such trademarks, names, or identities without University’s or FHCRC’s and, as the case may be, such member’s prior written approval.

5.5                               Use of Company’s Name and Trademarks.  Unless otherwise specified herein, University shall not have any right or license to use the name or trademarks of Company.

6                                         Payments, Reimbursements, Reports, and Records.

6.1                               Payments.  Company shall deliver to University the payments specified in Sections A3 and A4 of attached Exhibit A.  Company shall make such payments by check, wire transfer, or any other mutually agreed-upon and generally accepted method of payment.  All checks to University will be made payable to “University of Washington” and will be mailed to the address specified in Article 20 (Notices) of this Agreement and will include the University agreement number 22557A.  Upon request, University shall deliver to Company written wire transfer instructions.

6.2                               Currency and Checks.  All computations and payments made under this Agreement will be in United States dollars.  The exchange rate for the currency into dollars as reported in the Wall Street Journal as the New York foreign exchange mid-range rate on the last business day of the month in which the transaction was entered into will be used for determining the dollar value of transactions conducted in non-United States dollar currencies.

6.3                               Late Payments.  University may charge Company a late fee for all amounts owed to University that are overdue by 30 days or more unless such amount is disputed pursuant to this Section 6.3.  The late fee will be computed as the United States prime rate plus two percent (2%), compounded monthly, as set forth by The Wall Street Journal (Western edition) on the date on which such payment is due, of the outstanding, unpaid balance.  The payment of a late fee will not foreclose or limit University from exercising any other rights it may have as a consequence of the lateness of any payment.  The Parties agree to negotiate in good faith to resolve any dispute regarding payments within a reasonable period of time, but not to exceed 90 days, and during such time of good faith negotiations, the disputed payment shall not be considered late under this Agreement.  In the event such dispute is resolved in University’s favor, Company agrees to pay University the disputed amounts within 30 days of the resolution.  If payment is not made to University within this 30-day period, the payment will be considered overdue by 30 days or more under this Section 6.3.  In the event the Parties fail to resolve a payment dispute, the parties shall have all available remedies under Section 29 of this Agreement and at law.

6.4                               Sales Reports.  Within 45 days after the last day of each calendar quarter commencing the calendar quarter after Company effects its first commercial sale of a Licensed Product and during the term of this Agreement, Company shall deliver to University a written

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sales report (a copy of the form of which is attached as Exhibit B) recounting the number and Net Sales (expressed in U. S. dollars) of all sales, leases, or other dispositions of Licensed Products, whether made by Company or a Sublicensee, during such calendar quarter.  Included in that report shall be the names of Distributors, and the number and type of Licensed Products sold to such Distributor.  Company shall deliver such written report to University even if Company is not required hereunder to pay to University a payment for sales, leases, or other dispositions of Licensed Products during the calendar quarter.

6.5                               Records Retention and Audit Rights.

6.5.1                     Records Retained.  Throughout the term of this Agreement and for five years thereafter, Company, at its expense, shall keep and maintain and shall cause each Sublicensee to keep and maintain complete and accurate records of all sales, leases, and other dispositions of Licensed Products during the term of this Agreement and all other records related to this Agreement.

6.5.2                     Auditing Rights.  No more than once per every twelve-month period during the Term, Company shall permit, at the reasonable request of University, one or more accountants selected exclusively by the University (“Accountants”) to have access to Company’s records and books of account pertaining to this Agreement.  Accountants’ access will be during ordinary working hours to audit Company’s records for any payment period ending prior to such request, the correctness of any report or payment made under this Agreement, or to obtain information as to the payments due for any period in the case of failure of Company to report or make payment pursuant to the terms of this Agreement or to verify Company’s compliance with its payment obligations hereunder.

6.5.3                     Scope of Disclosure.  Accountants shall not disclose to University any information relating to the business of Company except that which is necessary to inform University of: the accuracy or inaccuracy of Company’s reports and payments; compliance or noncompliance by Company with the terms and conditions of this Agreement; and the extent of any inaccuracy or noncompliance.

6.5.4                     Accountant Copies.  Should Accountants believe there is an inaccuracy in any of Company’s payments or noncompliance by Company with any terms and conditions, Accountants shall have the right to make and retain copies (including photocopies) of any pertinent portions of the records and books of account.

6.5.5                     Costs of Audit.  If Company’s royalties calculated for any calendar year quarterly period are under-reported by more than five percent (5%), the costs of any audit and review initiated by University will be borne by Company; otherwise, University shall bear the costs of any audit initiated by University.

6.5.6                     Audit of Sublicensees.  Company shall use commercially reasonable efforts to cause each Sublicensee that sells, leases, or otherwise disposes of Licensed

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Products to grant University the same or similar right and obligations with respect to inspection and audit of Sublicensee’s records as University is granted with respect to Company’s records under this Section 6.5.  To the extent that Company does not have the right to grant University the right to audit a Sublicensee’s books and records hereunder, Company shall obtain for itself such right and, at the request of University, Company shall exercise such audit right with respect to such Sublicensee using auditors reasonably acceptable to University and provide the results of such audit for inspection by University pursuant to this Section 6.5, such results to be sufficient for University to confirm the amounts owed to University in connection with such Sublicense.  The Accountants shall provide a copy of their audit report to University and to Company, provided that University agrees to enter into a confidentiality agreement with such Sublicensee with respect to such audit report, provided that if Sublicensee and University cannot come to terms on such confidentiality agreement within 30 days, it shall not prevent University from viewing such report on terms of confidentiality and non-use no less restrictive upon University than University’s obligations to Company for Company Confidential Information.

7                                         Infringement.

7.1                               Third-Party Infringement of a Licensed Patent.

7.1.1                     Notice of Third Party’s Infringement.  If a Party learns of substantial, credible evidence that a Third Party is infringing a Licensed Patent in the Field of Use in the Territory, that Party will promptly deliver written notice of the possible infringement to the other Party, describing in detail all relevant information to which that Party has access or control suggesting infringement of the Licensed Patent.

7.1.2                     University Right to Institute Action.  If University, in accordance with the terms and conditions of this Agreement, chooses to institute suit against an alleged infringer, University may bring such suit in its own name (or, if required by law, in its and Company’s name) and at its own expense, and Company shall, but at University’s expense for Company’s reasonable associated expenses, fully and promptly cooperate and assist University in connection with any such suit.  All license fees, royalties, damages, awards, or settlement proceeds arising from such a University-initiated action will be solely for the account of University.  University shall inform Company in advance of its decision to institute such suit, and the parties shall consult in good faith as to potential strategy or strategies to manage infringement prior to any during any such suit.

7.1.3                     No Obligation to Institute Action; Company’s Step-In Rights.  If University decides not to institute such suit, University shall, within the earlier of (i) sixty (60) days of the date University was reasonably aware or notified of the possible infringement and (ii) twenty (20) business days before the time limit to respond, if any, set forth in the applicable laws and regulations for the filing of such actions, notify Company, as well as its then-current other licensee(s) under the applicable Licensed Patent (collectively, the “Licensees”). In such event, the Licensees shall have the right

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(but not the obligation) to institute such suit, and at a Licensee’s request, University shall provide the Licensees with necessary documentation and assistance to facilitate the Licensees’ efforts therefore, including facilitating correspondence between the Licensees.

In any prosecution initiated by Company, Company must notify the other Licensees of the existence of such legal action and allow the other Licensees to join as plaintiff.  In addition, in the event other Licensee(s) instigates an infringement prosecution, Company hereby consents to being joined as a plaintiff in such suit solely for the purpose of procuring standing to bring the action and at the sole expense of the initiating Licensee(s).  Company acknowledges that it and the other Licensees, if applicable, will need to mutually agree upon matters related to the prosecution, including without limitation, litigation strategy and the allocation of expenses and recovery; provided, however that (1) priority for leading any action shall be given in the following order: (a) unless the Licensees have otherwise mutually agreed, to the Licensee paying all or a substantial portion of the expenses related to such prosecution if the other Licensee(s) are unwilling or unable to be reasonably responsible for such costs, (b) to the Licensee(s) having a marketed product with respect to which such Third Party infringement is or may be competitive; (c) to the Licensee(s) with a product in development with respect to which such Third Party infringement is or may be competitive and (2) if reasonably requested by a Licensee, University shall facilitate the Licensees’ discussions on such matters.

Company shall not initiate any suit against Corixa Corporation or any company member of the Glaxo Group of companies for infringement of those certain Licensed Patents annotated as being patents formerly co-owned by Corixa Corporation in Section A1 of Exhibit A.  Company shall not settle any suits or actions in any manner relating to the Licensed Patents that would materially adversely affect the rights of University under this Agreement without obtaining the prior written consent of University.  Notwithstanding anything in this Agreement, including this Section 7.1.3, if it is reasonably determined that University is an indispensible party to a legal action initiated pursuant to this Section 7.1.3, University agrees to be joined as plaintiff in such suit solely for the purpose of procuring standing to bring the action and at, to the extent such expenses are reasonable, the sole expense of the initiating Licensee(s).  University agrees that all Licensees will be bound by the identical terms of this Section 7.1.3 and have the same rights and obligations as Company hereunder.

8                                         Patent Validity.

8.1                               Notice and Investigation of Third Party Challenges.  If any Third Party challenges the validity or enforceability of any of the Licensed Patents, the Party learning of such challenge shall immediately notify the other Party.

8.2                               Tender to University of Third Party Actions.  In the event of Third Party legal action challenging the validity or enforceability of any of the Licensed Patents, University, at its sole discretion, shall have the right to assume and control the sole defense of the claim at University’s expense.  If University opts not to assume and control the sole defense of the claim, it shall notify the Licensees by the earlier of (i) within forty-five (45) days after University’s awareness of such legal action and (ii) twenty (20) business days before the time limit to

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respond, if any, set forth in the applicable laws and regulations for the filing of such actions and shall simultaneously disclose to all Licensees the identities of all other Licensees.  In such event, the Licensees shall have the right (but not the obligation) to defend such claim, and at a Licensee’s request, University shall provide the Licensees with necessary documentation and assistance to facilitate the Licensees’ efforts therefore, including facilitating correspondence between the Licensees.

If Company elects to defend such claim, Company must notify the other Licensees and allow the other Licensees to join such defense.  In addition, in the event other Licensee(s) elect to defend such claim, Company hereby consents to being joined in such suit as a party solely for the purpose of procuring standing to defend the claim and at the sole expense of the defending Licensee(s).  Company acknowledges that it and the other Licensees, if applicable, will need to mutually agree upon matters related to the defense, including without limitation, strategy and the allocation of expenses; provided, however that (1) priority for leading any defense shall be given in the following order: (a) unless the Licensees have otherwise mutually agreed, to the Licensee paying all or a substantial portion of the expenses related to such prosecution if the other Licensee(s) are unwilling or unable to be reasonably responsible for such costs, (b) to the Licensee(s) having a marketed product covered by a Valid Claim of a challenged Licensed Patent(s); (c) to the Licensee(s) with a product in development covered by a Valid Claim of a challenged Licensed Patent(s); and (d) to the Licensee(s) who have been granted rights under the Licensed Patents in a specific subpart of the Field of Use that either falls within the scope of asserted claim or would be adversely affected by a declaratory judgment in favor of the Third Party asserting the claim and (2) if reasonably requested by a Licensee, University shall facilitate the Licensees’ discussions on such matters.

Licensees shall not settle any suits or actions in any manner relating to the Licensed Patents that would materially adversely affect the rights of University or FHCRC under this Agreement without obtaining the prior written consent of University.  Notwithstanding anything in this Agreement, including this Section 8.2, if it is reasonably determined that University is an indispensible party to a legal action initiated pursuant to this Section 8.2, University agrees to be joined in such suit solely for the purpose of procuring standing to bring the action and at, to the extent such expenses are reasonable, the sole expense of the initiating Licensee(s).  University agrees that all Licensees will be bound by the identical terms of this Section 8.2 and have the same rights and obligations as Company hereunder.

8.3                               Enforceability of Licensed Patents.  Notwithstanding challenge by any Third Party, any Licensed Patent will be enforceable under this Agreement until such Licensed Patent is determined to be invalid.

9                                        Termination.

9.1                               By University.

9.1.1                     If Company breaches one or more of its material obligations under this Agreement, University may deliver to Company a written notice of default.  University

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may terminate this Agreement by delivering to Company a written notice of termination if the default has not cured in full within 60 days of the delivery to Company of the notice of default.

9.1.2                     University may terminate this Agreement by delivering to Company a written notice of termination at least 10 days prior to the date of termination if Company (i) becomes insolvent; (ii) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws that Company fails to have released within 30 days after filing; (iii) proposes any dissolution, composition, or financial reorganization with creditors or if a receiver, trustee, custodian, or similar agent is appointed; (iv) makes a general assignment for the benefit of creditors; or (v) if Company challenges the validity of the Licensed Patents.

9.2                               By Company.  Company may terminate this Agreement in its entirety, or on a Licensed Patent-by-Licensed Patent and country-by-country basis, at any time by delivering to University a written notice of termination at least 60 days prior to the effective date of termination.

9.3                               Effect of Termination.

9.3.1                     After termination of this Agreement by University under Section 9.1 or by Company under Section 9.2, Company shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products.  If Company terminates its rights to some but not all of the Licensed Patents under Section 9.2, then Company shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of any product that is covered by a Valid Claim in a terminated Licensed Patent in the terminated country(ies).

9.3.2                     Upon the effective date of termination of a Licensed Patent(s) due to Company’s termination of the Agreement or such Licensed Patent(s) pursuant to Section 9.2 or the University’s termination of the Agreement pursuant to Section 9.1, Company shall no longer be required to reimburse University any part of the costs related to such removed patents or patent applications.  For the avoidance of doubt, with respect to such terminated Licensed Patent(s), after the effective date of termination, any filing, prosecution and/or maintenance activities related to such terminated Licensed Patent(s) shall be conducted at University’s sole expense and will not be part of the Licensed Patents.  Notwithstanding anything in this Section 9.3.2, Company shall be able to make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of any product if such product is not covered by an issued, enforceable claim in the terminated Licensed Patent, provided this shall in no way limit University’s rights to sue Company for infringement should a claim later issue, including under 35 U.S.C. § 154(d) for periods of time during which claims were published but not issued.

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9.3.3                     Within 60 days after the end of the calendar quarter following the expiration or termination of this Agreement, Company shall submit a final report to University.  Any payments, including those incurred but not yet paid (such as the pro-rata minimum annual royalty, and those related to patent expense incurred as of the date of termination but not yet paid), due to University shall become immediately due and payable upon termination or expiration.

9.3.4                     At any time within 30 days following termination of this Agreement, a Sublicensee may notify University that it wishes to enter into a direct license with University in order to retain its rights to the Licensed Patents granted to it under its Sublicense (such 30-day period following termination, the “Initial Notice Period”).  Following receipt of such notice, University and Sublicensee shall enter into a license agreement the terms of which shall be substantially similar to the terms of this Agreement; and the scope of such direct license, the licensed territory or the duration of the license grant shall be comparable to the corresponding terms granted by the Company to such Sublicensee; provided that such Sublicensee will be granted at least the same scope of rights as it obtained from Company under its Sublicense.  For the sake of clarity, the financial terms, including without limitation, the running royalty rate and milestone payments, shall be identical to the corresponding financial terms set forth in this Agreement.  Notwithstanding the foregoing, each Sublicensee’s right to enter into such direct license shall be conditioned upon:

(a)                                 such Sublicensee informing University in writing, pursuant to Article 20 (Notices), that it wishes to enter into such direct license with University, within the Initial Notice Period;

(b)                                 such Sublicensee being in good standing with Company under its Sublicense, and such Sublicense not being the subject of a reasonable dispute between Sublicensee and Company, or between Company and University under this Agreement;

(c)                                  such Sublicense having been validly entered into by Company and Sublicensee pursuant to the terms of Section 3.1.2;

(d)                                 such Sublicensee using reasonable efforts to certify or otherwise demonstrate that the conditions set forth in subsections 9.3.4(a), 9.3.4(b), and 9.3.4(c) have been met within 30 days of expiration of the Initial Notice Period (or within such longer period of time as University agrees is reasonable under the circumstances, based on the nature and extent of any documentation reasonably requested by University; and

(e)                                  such negotiations for a direct license not exceeding 180 days from the end of the 30-day (or longer, if applicable) period described in subsection 9.3.4(d) (subject to extension of said 180-day period by mutual written agreement of University and Sublicensee).

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University may, at its sole discretion, waive any of these requirements.  If all of the conditions set forth in this subsection 9.3.4 are met, then Sublicensee will be granted such direct license by University.  If any condition set forth in this subsection 9.3.4 is not met, then after expiration of any time period granted to Sublicensee with respect to meeting such condition, Sublicensee shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products and University shall be free to license or not license Licensed Patents to such Sublicensee according to its sole discretion.

University shall solely offer any other licensee of the Licensed Patents substantially similar or less favorable terms with respect to the following provisions: (i) length of cure period for any default by such licensee; (ii) notice period for termination by University due to such licensee’s insolvency or other related event (such events described in clauses (i) — (v) of Section 9.1.2); (iii) notice period for such licensee’s right to terminate any aspect of the license arrangement for convenience; (iv) ability to terminate any aspect of the license agreement for convenience (e.g. on a Licensed Patent-by-Licensed Patent basis) (v) rights under the license arrangement and/or to the Licensed Patents after termination; (vi) types of payments due by such licensee to the University after termination; and (vii) terms pursuant to which a sublicensee of such licensee may establish a license arrangement with the University after termination of the licensee’s license arrangement.  For the avoidance of doubt, University will not offer any other licensee of the Licensed Patents any rights concerning termination or effects of termination that vary from Company’s rights hereunder to the extent that such licensee’s rights materially adversely affect Company’s rights under this Agreement.  In the event that University grants to another licensee more favorable rights with respect to any of the provisions outlined above in (i)-(vii), then Company shall be entitled to the same rights as such other licensee.

10                                  Release, Indemnification, and Insurance.

10.1                        Company’s Release.  Subject to the proviso below in this Article 10, for itself and its employees, Company hereby releases University and FHCRC and their regents, employees, students and agents forever from any suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses and collectively, “Losses”) relating to or arising out of (i) the manufacture, use, lease, sale, or other disposition of a Licensed Product to the extent such Losses arise from or result from Company’s exercise of the license granted in Section 3.1; or (ii) the assigning or sublicensing of Company’s rights under this Agreement; provided, however that notwithstanding anything to the contrary in this Article 10, the Company shall not release University and/or FHCRC and/or their regents, employees, students and agents forever from any suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) relating to or arising out of the negligence or willful misconduct by the University and/or FHCRC and/or their respective regents, employees, students and agents.

10.2                        Company’s Indemnification.  Throughout the term of this Agreement and thereafter, Company shall indemnify, defend, and hold University and FHCRC and their respective regents, employees, students and agents harmless from all Losses, relating to or arising out of the manufacture, use, lease, sale, or other disposition of a Licensed Product to the

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extent such Losses arise from or result from Company’s exercise of the license granted in Section 3.1, including, without limitation, personal injury, property damage, breach of contract and warranty and products-liability claims relating to a Licensed Product.  This indemnification by Company excludes Losses that arise out of or result from, directly or indirectly, the negligence or willful misconduct by the University and/or FHCRC and/or their respective regents, employees, students and agents.

10.3                        Company’s Insurance.

10.3.1              Throughout the term of this Agreement, or during such period as the Parties shall agree in writing, Company shall maintain, and shall cause each Sublicensee to maintain, in full force and effect comprehensive general liability (CGL) insurance, with single claim limits consistent with industry standards.  Such insurance policy will include coverage for claims that may be asserted by University against Company under Section 10.2.  Such insurance policy must name University as an additional insured and will require the insurer to deliver written notice to University at the address set forth in Article 20 (Notices) of this Agreement, at least 45 days prior to the termination of the policy.  Company shall deliver to University a copy of the certificate of insurance for such policy.

10.3.2              No later than 30 days prior to the initiation of human clinical trials with respect to Licensed Product(s), Company shall provide to University certificates evidencing the existence and amount of clinical trials liability insurance.  Company shall issue irrevocable instructions to its insurance agent and to the issuing insurance company to notify University of any discontinuance or lapse of such insurance not less than 45 days prior to the time that any such discontinuance is due to become effective.  Company shall provide University a copy of such instructions upon their transmittal to the insurance agent and issuing insurance company.  Company shall further provide University, at least annually, proof of continued coverage.

11                                  Representations and Warranties.

11.1                        Mutual Representations and Warranties.  Each Party represents and warrants to the other Party that it has full corporate power and authority to execute, deliver, and perform this Agreement, and that no other corporate proceedings by such Party are necessary to authorize the Party’s execution or delivery of this Agreement.

11.2                        University Representations and Warranties.  University represents and warrants to Company that, to the best of UW TechTransfer’s knowledge, as of the Effective Date:

11.2.1              the execution, delivery and performance of this Agreement by University does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound, including but not limited to Option Agreement A and Option Agreement B;

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11.2.2              University has not granted any right to file or otherwise prosecute Licensed Patents to any Third Party; and

11.2.3              University is entitled to grant the licenses specified herein.  University has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Licensed Patents in a manner that conflicts with any rights granted to Company hereunder.

11.3                        Disclaimers.

11.3.1              EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 11.1 AND 11.2 OF THIS AGREEMENT, UNIVERSITY AND FHCRC DISCLAIM AND EXCLUDE ALL WARRANTIES, EXPRESS AND IMPLIED, CONCERNING EACH LICENSED PATENT AND EACH LICENSED PRODUCT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.3.2              University and FHCRC expressly disclaim any warranties concerning and makes no representations:

(a)                                 that the Licensed Patent(s) will be approved or will issue;

(b)                                 concerning the validity or scope of any Licensed Patent; or

(c)                                  that the manufacture, use, sale, lease or other disposition of a Licensed Product will not infringe a Third Party’s patent or violate a Third Party’s intellectual property rights.

12                                  Damages.

12.1                        Remedy Limitation.  EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL (A) UNIVERSITY OR FHCRC BE LIABLE FOR PERSONAL INJURY OR PROPERTY DAMAGES ARISING IN CONNECTION WITH COMPANY’S EXERCISE OF THE LICENSE GRANTED IN SECTION 3.1 OR (B) EITHER COMPANY, UNIVERSITY OR FHCRC BE LIABLE FOR LOST PROFITS, LOST BUSINESS OPPORTUNITY, LOST DATA OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

12.2                        Damage Cap.  IN NO EVENT WILL UNIVERSITY’S TOTAL LIABILITY FOR THE BREACH OR NONPERFORMANCE OF THIS AGREEMENT EXCEED THE AMOUNT OF PAYMENTS PAID TO UNIVERSITY UNDER SECTION A3 OF EXHIBIT A.  THIS LIMITATION WILL APPLY TO CONTRACT, TORT, AND ANY OTHER CLAIM OF WHATEVER NATURE.

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13                                  Amendment and Waiver.

This Agreement may be amended from time to time only by a written instrument signed by the Parties.  No term or provision of this Agreement will be waived and no breach excused unless such waiver or consent will be in writing and signed by the Party claimed to have waived or consented.  No waiver of a breach will be deemed to be a waiver of a different or subsequent breach.

14                                  Assignment.

The rights and licenses granted by University in this Agreement are personal to Company and may not be assigned or otherwise transferred without the written consent of University, which will not be unreasonably withheld.  The preceding sentence notwithstanding, Company, without the prior approval of University, may assign all, but no less than all, its rights and delegate all, but no less than all, its duties under this Agreement to a Third Party if the assignment is made to such Third Party as a part of and in connection with (A) the sale by Company of all or substantially all of its assets to the Third Party, (B) the sale, transfer, or exchange by the shareholders, partners, or equity owners of Company of a majority interest in Company to the Third Party, or (C) the merger of Company into the Third Party.  Company shall deliver to University written notice of the proposed assignment (along with material information about the terms of the assignment and assignee) at least 30 days prior to the effective date of the event described in part (A), (B) or (C) of this paragraph.  Except as provided above, Company shall not assign its interest or delegate its duties under this Agreement, unless University consents to the assignment, or delegation.  Any assignment or delegation attempted to be made in violation of this article will be void.  Absent the consent of all the Parties to this Agreement, an assignment or delegation will not release the assigning or delegating Party from its obligations under this Agreement.

This Agreement will inure to the benefit of Company and University and their respective permitted assignees and trustees.

15                                  Confidentiality.

15.1                        Form of Transfer.  Confidential Information may be conveyed in tangible or intangible form.  Disclosing Party must clearly mark its Confidential Information “confidential.” If disclosing Party communicates Confidential Information in non-written form, it shall reduce such communications to writing, clearly mark it “confidential”, and provide a copy to receiving Party no later than 30 days after original communication at the address in Article 20 (Notices).

15.2                        No Unauthorized Disclosure of Confidential Information.  Beginning on the Effective Date and continuing throughout the term of this Agreement and thereafter for a period of three (3) years, receiving Party shall not disclose or otherwise make known or available to any Third Party any disclosing Party Confidential Information, without the express prior written consent of disclosing Party.  Notwithstanding the foregoing, receiving Party shall be permitted to disclose disclosing Party Confidential Information to (i) actual or potential investors, lenders,

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consultants, collaborators, Sublicensees, or development partners, which disclosure will be made under conditions of confidentiality and limited use; and (ii) its attorney or agent as reasonably required.  University shall be permitted to disclose Company Confidential Information to FHCRC; provided, however that such disclosure will be made under conditions of confidentiality and limited use and any such disclosed Company Confidential Information will be deemed and treated as Confidential Information of University under the Inter-Institutional Agreement.  In no event shall receiving Party incorporate or otherwise use disclosing Party’s Confidential Information in connection with any patent application filed by or on behalf of receiving Party.  Receiving Party shall restrict the use of disclosing Party’s Confidential Information exclusively to the terms of this Agreement.  Receiving Party shall use reasonable procedures to safeguard disclosing Party’s Confidential Information.  In the case where Company is the receiving Party, Company acknowledges and agrees that its confidentiality obligations also apply equally to its Sublicensees.

15.3                        Access to University Information.  University is an agency of the state of Washington and is subject to the Washington Public Records Act, RCW 42.56 et seq., (“Act”), and no obligation assumed by University under this Agreement shall be deemed to be inconsistent with University’s obligations as defined under the Act and as interpreted by University in its sole discretion.  If University receives a request for public records under the Act for documents containing Company Confidential Information, and if University concludes that the documents are not otherwise exempt from public disclosure, University will provide Company notice of the request before releasing such documents.  Such notice will be provided in a timely manner to afford Company sufficient time to review such documents and/or seek a protective order, at Company’s expense utilizing the procedures described in RCW 42.56.540.  University shall have no obligation to protect Company Confidential Information from disclosure in response to a request for public records.

15.4                        Disclosure as Required by Law.  Either Party shall have the right to disclose the other Party’s Confidential Information as required by law or valid court order, provided that such Party shall inform the Party who owns such Confidential Information prior to such disclosure and shall limit the scope and recipient of disclosure to the extent required by such law or court order.

16                                  Construction.

The headings preceding and labeling the sections of this Agreement are for the purpose of identification only and will not in any event be employed or used for the purpose of construction or interpretation of any portion of this Agreement.  As used herein and where necessary, the singular includes the plural and vice versa, and masculine, feminine, and neuter expressions are interchangeable.

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17                                  Enforceability.

If a court of competent jurisdiction adjudges a provision of this Agreement unenforceable, invalid, or void, such determination will not impair the enforceability of any of the remaining provisions hereof and the provisions will remain in full force and effect.

18                                  Third-Party Beneficiaries.

FHCRC is not a party to this Agreement but is an intended Third Party beneficiary, where indicated, of Sections 3.3, 5.4, 8.2, 10.1, 10.2, 11.3, 12.1 and 15.2 of this Agreement.  No person or entity other than FHCRC and the Parties and, with respect to Company, its permitted assignees hereunder, shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

19                                  Language.

Unless otherwise expressly provided in this Agreement, all notices, reports, and other documents and instruments that a Party hereto elects or is required by the terms of this Agreement to deliver to the other Party hereto will be in English.

20                                  Notices.

All notices, requests, and other communications that a Party is required or elects to deliver will be in writing and will be delivered personally, or by facsimile or electronic mail (provided such delivery is confirmed), or by a recognized overnight courier service or by United States mail, first-class, certified or registered, postage prepaid, return receipt requested, to the other Party at its address set forth below or to another address as a Party may designate by notice given pursuant to this article:

If to University:                                                          UW TechTransfer
ATTN:  Director, Technology Licensing
4311 11th Avenue NE, Suite 50
Seattle, WA 98105-4608
Facsimile No.:  206-685-4767

If to Company:                   Genocea Biosciences, Inc.
Attn:  Chief Executive Officer
161 First Street, Suite 2C
Cambridge, MA 02142
Phone No.:  (617) 876-8191
Facsimile No.:  (617) 876-8192

21                                  Patent Marking.

To the extent allowed under applicable law, Company shall mark, or shall require that its Sublicensees mark, all material forms of Licensed Product(s) or packaging pertaining thereto

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

made and sold by Company in the United States with patent marking conforming to 35 U.S.C. §287(a), as amended from time to time.  Such marking shall further identify the pendency of any U.S. patent application and/or any issued U.S. or foreign patent forming any part of the Licensed Patents.  Licensed Product(s) shipped to or sold in other countries will be marked in such a manner as to provide notice to potential infringers pursuant to the patent law and practice of the country of manufacture or sale.

22                                  Publicity.

Each Party shall have the right to report in its customary publications and presentations that University and Company have entered into a license agreement for the technology covered by the Licensed Patents.  However, neither Party shall have the right to use the logos of the other Party without the other Party’s prior written consent and neither Party shall imply any endorsement by such Party by the other Party, including in the aforementioned publications and presentations.

The Parties will cooperate with one another to review and respond to any press release or similar communication proposed by the other Party regarding the non-confidential subject matter of this Agreement.  The specific content and timing of such press releases or similar communication is subject to mutual agreement by the Parties, which will not be unreasonably withheld.  Further, University and Company shall issue a joint press release regarding this Agreement, subject to both Party’s review and approval of the specific content thereof, and such press release shall include specific mention of the contributions of University personnel and University in developing the technology in a prominent portion of the press release.  Company shall provide University with appropriate quotes for such press release.  University may post the press release in digital and print publications as well as on University’s own website.

23                                  Relationship of Parties.

In entering into, and performing their duties under, this Agreement, the Parties are acting as independent contractors and independent employers.  No provision of this Agreement shall create or be construed as creating a partnership, joint venture, or agency relationship between the Parties.  No Party shall have the authority to act for or bind the other Party in any respect.

24                                  Security Interest.

Company shall not grant, or permit any person to assert or perfect, a security interest in the Licensed Patents.

25                                 Survival.

Immediately upon the termination or expiration of this Agreement all of the Parties’ rights under this Agreement will terminate; provided, however, Company’s obligations that have accrued prior to the effective date of termination or expiration of this Agreement (e.g., the obligation to report and make payments on sales, leases, or dispositions of Licensed Products and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

to reimburse University for costs) and the obligations specified in Sections 6.1 and 6.4 will survive.  The obligations and rights set forth in Sections 6.5, 9.3 and Articles 11, 12, 15, 17, 20, 25, 26, 27, 28, 29 and 30 will survive the termination or expiration of this Agreement.

26                                  Collection Costs and Attorneys’ Fees.

If it is determined that a Party has materially breached one or more of the terms of this Agreement, the other Party may recover from the breaching Party all of its reasonable costs (including attorneys’ fees) incurred to enforce the terms of this Agreement.

27                                  Applicable Law.

The internal laws of the state of Washington will govern the validity, construction, and enforceability of this Agreement, without giving effect to the conflict of laws principles thereof.

28                                  Forum Selection.

A suit, claim, or other action to enforce the terms of this Agreement will be brought exclusively in the state and federal courts of King County, Washington.  Company hereby submits to the jurisdiction of that court and waives any objections it may have to that court asserting jurisdiction over Company or its assets and property.

29                                  Dispute Resolution

The Parties agree that any and all disputes and controversies arising from, connected with, or relating to this Agreement, including relating to the construction, meaning, performance or effect of this Agreement or any breach thereof (collectively “Disputes”) will be resolved in accordance with the terms of this Article 29 as follows:

29.1                        Informal Dispute Resolution.  Prior to initiating formal dispute resolution procedures, the Parties will first attempt to resolve any Dispute directly through good faith negotiations.  Either Party may deliver to the other a written notice requiring negotiation of the Dispute (“Notice to Negotiate”).  The Parties will seek to resolve Disputes through negotiations, but may, during this informal dispute resolution period, escalate the resolution of any Dispute internally as necessary or appropriate to Company’s Chief Executive Officer and University’s Vice Provost for UW TechTransfer, or their authorized representatives.  If the Dispute has not been resolved within 15 business days after the delivery of a Notice to Negotiate, either Party may by written notice (“Notice to Mediate”), request to mediate the Dispute in accordance with Section 29.2 (Mediation), subject to the other Party’s consent.  If the Parties do not agree to mediate the Dispute after a failure to resolve the Dispute pursuant to this Section 29.1, the matter shall be resolved, subject to either Party’s initiation, by binding arbitration under Section 29.3 for Disputes directly related to the determination of the applicable pro rata percentages under Section A3.8 and, for all other Disputes, by any remedies available to the Parties under this Agreement or under law.  To the fullest extent permitted by law, the Parties will conduct the negotiations in confidence.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

29.2                        Mediation.  Subject to the Parties’ mutual agreement to mediate the Dispute pursuant to Section 29.1 (Informal Dispute Resolution), the Parties agree to retain the services of a mutually acceptable Third Party mediator to mediate the resolution of the Dispute.  Unless the Parties otherwise agree in writing, the mediator will be resident in the city in which the University is situated, and all meetings regarding the mediation will be held either by video or telephone conference or by in-person meetings held in such city.  No Party will unreasonably withhold acceptance of a mediator, and the selection of a mediator will be made within 15 business days following the delivery of the Notice to Mediate pursuant to Section 29.1 (Informal Dispute Resolution) above.  If a mediator is not appointed, or if, following the appointment of a mediator, the Dispute is not resolved within thirty (30) days, or such extended period that the Parties may agree to in writing, after the delivery of the Notice to Mediate, then (i) if the matter involves the determination of the applicable percentages under Section A3.8, the matter shall be resolved by binding arbitration under Section 29.3, and (ii) if the matter does not involve the determination of the applicable percentages under Section A3.8, neither Party will be required to pursue arbitration under Section 29.3 and either Party may pursue any options available to them under this Agreement and/or commence litigation pursuant to Section 29.4 (Litigation) below.  To the fullest extent permitted by law, the Parties agree to maintain the mediation proceedings in confidence; and share the costs of the mediator and the mediation facilities equally.  To the fullest extent permitted by law, the Parties agree to maintain the mediation proceedings in confidence; and share the costs of the mediator and the mediation facilities equally, although each Party will bear the costs of its presentation including without limitation its attorneys’ fees and fees associated with the production of any information for such presentation.  All communications during the mediation referred to in this Section 29.2 including any documents or information prepared and exchanged solely for the purposes of that mediation, will be considered to be “without prejudice” and will not be admissible in any subsequent litigation.

29.3                        Arbitration.  Any Dispute directly related to the determination of the applicable pro rata percentages under Section A3.8 not resolved pursuant to Section 29.1 (Informal Dispute Resolution) or Section 29.2 (Mediation), shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  The place of arbitration shall be Seattle, Washington.  The number of arbitrators shall be limited to one.  All expenses and costs of the arbitrators and the arbitration in connection therewith will be shared equally, except that each party will bear the costs of its prosecution and defense, including without limitation attorneys’ fees and the production of witnesses and other evidence.

29.4                        Litigation.  Any Party may seek (i) interim measure of protection, including injunctive relief, prior to or during the negotiation or mediation of Disputes, and (ii) final resolution, from the courts sitting in the city in which University is situated regarding any Dispute, and each Party irrevocably and unconditionally attorns to the exclusive jurisdiction of such courts, and all courts competent to hear appeals therefrom, for that purpose.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

30                                  Entire Agreement.

This Agreement (including all attachments, exhibits, and amendments) is the final and complete understanding between the Parties concerning licensing the Licensed Patents.  This Agreement supersedes any and all prior or contemporaneous negotiations, representations, and agreements, whether written or oral, including the Option Agreement, concerning the Licensed Patents.  However, the obligations of nonuse and nondisclosure for Confidential Information disclosed pursuant to the CDA shall survive until August 10, 2012.  Confidential Information disclosed pursuant to this Agreement shall be governed by the terms of this Agreement.  This Agreement may not be modified in any manner, except by written agreement signed by an authorized representative of both Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives.

University of Washington		Genocea Biosciences, Inc.

By:	/s/ Fiona Wills	By:	/s/ M. Leavenworth Bakali

Name:	Fiona Wills	Name:	M. Leavenworth Bakali

Title:	Director of Technology Licensing	Title:	President & CEO

Date:	January 27, 2010	Date:	26 January 2010

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A Exclusive Patent License Schedule

A1. Licensed Patents: A1.1 Subset A of Licensed Patents

UW Ref. No.	Serial Number	Filing Type	Filing Date	Notes
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]

A1.2 Subset B of Licensed Patents

UW Ref. No.	Serial Number	Filing Type	Filing Date	Notes
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]

A1.3. Background Patents

UW Ref. No.	Serial Number	Filing Type	Filing Date	Notes
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]	[* * *]	[* * *]	[* * *]

A2.                             Performance Milestones (Section 5.1): Company shall meet the following performance milestones.

A2.1                      [* * *];

A2.2                      [* * *];

A2.3                      [* * *].

A2.4                      [* * *].

A3.                             Payments (Section 6.1):

A3.1                      Up-front Payment.  Company shall pay to University within 30 days of the Effective Date [* * *] as an up-front payment.  This up-front payment shall be non-refundable and not creditable against future royalty obligations.

A3.2                      Annual Maintenance Fee.  Within 30 days after each anniversary of the Effective Date during the term of this Agreement Company shall pay to University an annual payment according to the schedule below.  This annual payment shall be non-refundable and not creditable against Company’s other royalty obligations.

A3.2.1.  In 2011, Company shall pay University [* * *];

A3.2.2.  In 2012, Company shall pay University [* * *]; and

A3.2.3.  In 2013 and each year following [until Company pays minimum annual royalties pursuant to Section A3.4], Company shall pay University [* * *].

A3.3                      Running Royalty Payments.  During the Royalty Term, Company shall pay to University within 45 days after the last day of each calendar quarter during the term of this Agreement an amount equal to [* * *] of the Net Sales during such quarter as a running royalty payment.

A3.4                      Minimum Annual Royalties.  Beginning the first full calendar year following first commercial sale of a Licensed Product and for the term of this Agreement, Company shall pay minimum annual royalties in the amount of [* * *] to be creditable against running royalty payments for the preceding twelve months on a non-cumulative basis.  Minimum annual royalty payments for each year will be due in full and payable on the anniversary of the Effective Date of the relevant calendar year.  If this Agreement is terminated prior to the payment of a minimum annual royalty in any given year, the amount due for that minimum annual royalty payment will be prorated on the basis of the number of full quarters that have elapsed prior to termination since the last payment of a minimum annual royalty.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

A3.5                      Financial Milestones.  Company shall pay to University the following non- cumulative and non-refundable milestone achievement payments within 30 days of achieving the corresponding milestone, whether achieved by Company or a Sublicensee.

A3.5.1.  [* * *];

A3.5.2.  [* * *];

A3.5.3.  [* * *]; and

A3.5.4.  [* * *].

A3.6                      Equity.  The Parties shall enter into a Stock Purchase Agreement and/or other agreements as they deem necessary and desirable pursuant to which Company shall issue to University [* * *] shares of its common stock within 30 days of the Effective Date.  Each share shall have voting rights and shall be non-assessable.

A3.7                      Third Party Royalties.  If Company is required to pay royalties to a Third Party based on Company’s manufacture, use, or sale of Licensed Product subject to one or more patents of such Third Party then the royalties Company pays to University may be reduced by [* * *] of such royalties actually paid to the Third Party provided that use of any Third Party patent is required for such manufacture, use, or sale of Licensed Product, and provided that the royalty to the University shall not fall below [* * *].

A3.8                      Sublicensing Consideration.  In addition to the running royalty payments due on Net Sales by any Sublicensee pursuant to Subsection A3.3 of this Exhibit A, Company shall pay to University a percentage of all Sublicensing Consideration received for a Sublicense according to the schedule below.  [* * *] For the avoidance of doubt, any failure by Company to pay University an amount under this Section A3.8 which is actively being disputed pursuant to Article 29 shall not be deemed a breach or default by Company of its obligations under this Agreement.

A3.8.1.  [* * *]:

A3.8.1.1. [* * *];

A3.8.1.2. [* * *];

A3.8.1.3.  [* * *];

A3.8.1.4.  [* * *].

A4.                             Patent Cost Reimbursement: Subject to the terms of this Agreement, Company shall pay, or reimburse University for paying, a [* * *] share [* * *] of all reasonable and necessary out-of-pocket costs (including attorneys’ and application fees) incurred prior to, on, or after the Effective Date to apply for, prosecute, enforce, and maintain Licensed Patents, including the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

reasonable out-of-pocket costs of interferences, oppositions, and re-examinations.  One half of the initial invoice for amounts subject to reimbursement that were incurred prior to the Effective Date hereunder (a summary of such amounts is attached hereto as Exhibit C) shall be due within 30 days of the Effective Date and one half shall be due on or before the first anniversary of the Effective Date; all other reimbursements shall be paid in cash within 30 days of Company’s receipt of University’s invoice setting forth such reimbursable expenses in reasonable detail (with supporting documentation, as appropriate).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B

Royalty Report Form

Date

Company Name & Address

License Number

Reporting Period:	Report Due Date:

This report must be submitted regardless of whether royalties are owed.  Please do not leave any column blank.  State all information requested below.

Product Description	Royalty Rate	Quantity/ Net Sales	Royalty Due

Report Completed by:	Total Royalties Due:

Telephone Number:

If you have questions please contact:

Please make check payable to: University of Washington

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit C

Patent Costs Incurred as of the Effective Date

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Patent Expense Estimate for Agreement 22557A

Total Expenses: [* * *] Company Portion: [* * *]

Background Patents	[* * *] of Background Patents patent expenses: [* * *]

IP Reference:	Expense Total:	Company Portion:
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
	[* * *]	[* * *]

Subset A	[* * *] of Subset A patent expenses: [* * *]

IP Reference:	Expense Total:	Company Portion:
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
	[* * *]	[* * *]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Patent Expense Estimate for Genocea Agreement

Subset B	[* * *] of Subset B patent expenses: [* * *]

IP Reference:	Expense Total:	Company Portion:
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
	[* * *]	[* * *]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amendment No. 1 to Patent License Agreement

between

the University of Washington

and

Genocea Biosciences, Inc.

This Amendment No. 1 is made and entered into as of July 19, 2012, by and between the University of Washington, a public institution of higher education and an agency of the State of Washington, acting through UW Center for Commercialization, Technology Licensing (“University”), and Genocea Biosciences, Inc., a Delaware corporation with its principal place of business at 161 First Street, suite 2C, Cambridge, MA 02142 (“Company”).  University and Company are referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, University and Company are Parties to a certain Patent License Agreement (the “Agreement”) with an Effective Date of January 23, 2010 with University reference 22557A;

WHEREAS, Company has informed University, through a Revised Termination Letter dated May 31, 2012, that it wishes to terminate its license to selected Licensed Patents under the Agreement;

WHEREAS, University and Company, through this Amendment No. 1, wish to update Licensed Patents and confirm the Co-Exclusive or exclusive nature of Company’s license thereto;

NOW, THEREFORE the Parties hereto agree as follows:

1.              The original Termination Letter dated April 26, 2012 is null and void, and this Amendment No. 1 controls with respect to identifying Licensed Patents.

2.              Unless otherwise defined herein, capitalized terms used in this Amendment No. 1 have the meanings set forth in the Agreement.

3.              Pursuant to Section 3.1.2 of the Agreement, University and Company hereby confirm (i) conversion of Company’s Tri-Exclusive license to Subset B of Licensed Patents to a Co-Exclusive license; and (ii) Company’s assumption of [* * *] of all reasonable and necessary out-of-pocket patent costs incurred for such converted Co-Exclusive Licensed Patents as of June 1, 2011, the date on which University notified Company of the possibility of conversion.  Table A1.1 (a) below, “Updated Subset A of Licensed Patents”, lists all Licensed Patents subject to a Co-Exclusive license as of the Effective Date of this Amendment No. 1, including Licensed Patents remaining in Subset A, Licensed Patents formerly in Subset B, and Licensed Patents filed subsequent to the Effective Date of the Agreement.

4.              University and Company hereby confirm grant of a Co-Exclusive license to Background Patents, as set forth in Table 1.3 below, to manufacture, have manufactured on Company’s behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products in the Field of Use in the Territory.  [Specific grant of a Tri-Exclusive license to Background Patents was inadvertently omitted from the Agreement.]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.              Further, subject to the terms and conditions of the Agreement, University hereby grants to Company, and Company hereby accepts, an exclusive license to Subset C of Licensed Patents, as set forth in new Table A1.1 (b) below, to manufacture, have manufactured on Company’s behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products in the Field of Use in the Territory.  Company assumes all reasonable and necessary out-of-pocket costs (including attorneys’ and application fees) incurred prior to, on, or after the Effective Date of this Amendment No. 1 to apply for, prosecute, enforce, and maintain Subset C of Licensed Patents, including the reasonable out-of-pocket costs of interferences, oppositions, and re-examinations.

6.              Table A1.1 “Subset A of Licensed Patents”, Table A1.2 “Subset B of Licensed Patents”, and Table 1.3 “Background Patents” are hereby deleted in their entirety and replaced as follows:

Canady ID	New UW ID	Previous UW ID	Appl Number	Patent No.	Filing
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

A1.1 (b)    New Subset C of Licensed Patents; exclusively licensed to Genocea

Canady ID	New UW ID	Previous UW ID	Appl Number	Patent No.	Filing
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

A1.2                      Updated (as of May 31, 2012) Subset B of Licensed Patents

[No Licensed Patents in Subset B.]

A1.3                      Updated (as of May 31, 2012) Background Patents; Co-Exclusively licensed to Genocea

Canady ID	New UW ID	Previous UW ID	Appl Number	Patent No.	Filing
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives.

University of Washington		Genocea Biosciences, Inc.

By:	/s/ Angela Loihl	By:	/s/ William D. Clark

Name:	Angela Loihl	Name:	William D. Clark

Title:	Associate Director	Title:	President & CEO

Date:	7/11/2012	Date:	July 19, 2012